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                                             EXHIBIT (24)

                        POWER OF ATTORNEY
                        -----------------

   Each of the undersigned directors of The Narragansett Electric Company
(the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Maureen L. Fountain, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1995, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 26th day of March, 1996.

s/Joan T. Bok                          s/Robert L. McCabe
_________________________              _________________________
Joan T. Bok                            Robert L. McCabe

s/Stephen A. Cardi                     s/John W. Rowe
_________________________              _________________________
Stephen A. Cardi                       John W. Rowe



_________________________              _________________________
Frances H. Gammell                     Richard P. Sergel


s/John J. Kirby                        s/William E. Trueheart
_________________________              _________________________
John J. Kirby                          William E. Trueheart


                                       _________________________
                                       John A. Wilson, Jr.